Exhibit 25.1

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY UNDER

THE TRUST INDENTURE ACT OF 1939 OF A

CORPORATION DESIGNATED TO ACT AS TRUSTEE

☐ Check if an Application to Determine Eligibility of

a Trustee Pursuant to Section 305(b)(2)

UNION BANK, N.A.

(Exact name of Trustee as specified in its charter)

94-0304228

I.R.S. Employer Identification No.

400 California Street San Francisco, California	94104
(Address of principal executive offices)	(Zip Code)

General Counsel

Union Bank, N.A.

400 California Street

Corporate Trust - 12th Floor

San Francisco, CA  94104

(415) 765-2945

(Name, address and telephone number of agent for service)

Bunge Limited

(Exact name of registrant as specified in its charter)

Bermuda	98-0231912
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Bunge Limited Finance Corp.

(Exact name of registrant as specified in its charter)

Delaware	26-002-1554
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

50 Main Street White Plains, New York	10606
(Address of Principal Executive Offices)	(Zip Code)

Debt Securities

(Title of the indenture securities)

FORM T-1

Item 1.                                   GENERAL INFORMATION.  Furnish the following information as to the Trustee.

a)                       Name and address of each examining or supervising authority to which it is subject.

Comptroller of the Currency

Washington, D.C.

b)                      Whether it is authorized to exercise corporate trust powers.

Trustee is authorized to exercise corporate trust powers.

Item 2.                                   AFFILIATIONS WITH OBLIGOR.  If the obligor is an affiliate of the Trustee, describe each such affiliation.

Not Applicable.

In answering this item, the trustee has relied, in part, upon information furnished by the obligor and the underwriters, and the trustee disclaims responsibility for the accuracy or completeness of such information.  The trustee has also examined its own books and records for the purpose of answering this item.

Items 3-15                                      Items 3-15 are not applicable because to the best of the Trustee’s knowledge, the obligor is not in default under any Indenture for which the Trustee acts as Trustee.

Item 16.                            LIST OF EXHIBITS:  List below all exhibits filed as a part of this statement of eligibility and qualification.

1.              A copy of the Articles of Association of the Trustee now in effect.*

2.               A copy of the certificate of authority of the Trustee to commence business.*

3.               A copy of the certificate of authority of the Trustee to exercise corporate trust powers.*

4.               A copy of the existing By-Laws of the Trustee.*

5.               A copy of each Indenture referred to in Item 4.  Not applicable.

6.               The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939.  Attached as Exhibit 6.

7.               A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority. Attached as Exhibit 7.

* Exhibits 1 through 4 are incorporated herein by reference to Form T-1 as presented in Exhibit 25.1 to registration statement on Form S-3 Registration No. 333-165578 filed with the SEC.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the Trustee, Union Bank, N.A., a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York, State of New York on the 2nd day of March, 2011.

Union Bank, N.A.

By:	/s/ Patricia Phillips-Coward

Patricia Phillips-Coward
Vice President

EXHIBIT 6

CONSENT OF THE TRUSTEE

REQUIRED BY SECTION 321(b) OF THE ACT

March 2, 2011

Securities and Exchange Commission

Washington, D.C.  20549

Ladies and Gentlemen:

In connection with the qualification of an indenture for debt securities between Mattel, Inc. (the “Company”) and Union Bank, N.A. (the “Trustee”), the undersigned, in accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, hereby consents that reports of examinations of the undersigned by federal, state, territorial, or district authorities authorized to make such examinations may be furnished by such authorities to the Securities and Exchange Commission upon request therefore.

Sincerely,

Union Bank, N.A.

By:	/s/ Patricia Phillips-Coward
Vice President

EXHIBIT 7

Consolidated Report of Condition of

Union Bank, N.A

of Los Angeles in the State of California, at the close of business December 31, 2010, published in response to call made by the Comptroller of the Currency, under Title 12, United States Code, Section 161. Charter 21541

BALANCE SHEET

Dollar Amounts
In Thousands
ASSETS

Cash and balances due from depository institutions:
Non-interest-bearing balances and currency and coin	$879,961
Interest-bearing balances	239,215
Securities:
Held-to-maturity securities	1,323,046
Available-for-sale securities	20,760,029
Federal funds sold and securities purchased under agreements to resell:
Federal funds sold in domestic offices	0
Securities purchased under agreements to resell	11,343
Loans and lease financing receivables:
Loans and leases held for sale
18,690 Loans and leases, net of unearned income	47,742,956
LESS: Allowance for loan and lease losses	1,159,389
Loans and leases, net of unearned income and allowance	46,583,567
Trading assets	998,852
Premises and fixed assets	712,473
Other real estate owned	176,906

Investments in unconsolidated subsidiaries and associated companies	487,941
Direct and indirect investments in real estate ventures	0
Intangible assets:
Goodwill	2,455,633
Other intangible assets	457,283
Other assets	3,569,915

Total assets	78,674,854

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LIABILITIES

Deposits:
In domestic offices	58,104,125
Noninterest-bearing	16,346,817
Interest-bearing	41,757,308
In foreign offices, Edge and Agreement subsidiaries, and IBFs	2,190,500
Noninterest-bearing	0
Interest-bearing	2,190,500
Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased in domestic offices	109,283
Securities sold under agreements to repurchase	60,697
Trading liabilities	774,466
Other borrowed money	5,593,020
Subordinated notes and debentures	756,021
Other liabilities	1,016,637

Total liabilities	68,604,749

EQUITY CAPITAL

Perpetual preferred stock and related surplus	0
Common stock	604,577
Surplus	6,598,022
Retained earnings	3,278,034
Accumulated other comprehensive income	-676,627
Other equity capital components	0
Noncontrolling (minority) interests in consolidated subsidiaries	266,099

Total bank equity capital	9,804,006
Total equity capital	10,070,105

Total liabilities, minority interest, and equity capital	78,674,854

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